UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 16, 2005

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 20, 2005, The Goldman Sachs Group, Inc. (the Registrant) reported its earnings for its fiscal third quarter ended August 26, 2005. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2005, the Registrant's Board of Directors (the Board) approved an amendment to Section 5.1 of the Registrant’s Amended and Restated By-Laws (the By-Laws) to facilitate the issuance of uncertificated shares, as permitted by a recent change in Delaware law. A copy of the By-Laws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On September 20, 2005, the Registrant reported net earnings of $1.62 billion for its fiscal third quarter ended August 26, 2005. Diluted earnings per common share were $3.25 compared with $1.74 for the third quarter of 2004 and $1.71 for the second quarter of 2005. Annualized return on average tangible common shareholders’ equity (1) was 32.0% for the third quarter of 2005 and 26.2% for the first nine months of 2005. Annualized return on average common shareholders’ equity was 25.1% for the third quarter of 2005 and 20.7% for the first nine months of 2005.

Net Revenues

Investment Banking

Net revenues in Investment Banking were $1.02 billion, 14% higher than the third quarter of 2004 and 25% higher than the second quarter of 2005. Net revenues in Financial Advisory increased significantly to $559 million, which was 24% higher than the third quarter of 2004, primarily reflecting an increase in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $456 million, 4% higher than the third quarter of 2004, reflecting higher net revenues in debt underwriting, primarily due to an increase in investment-grade issuances, partially offset by lower net revenues in equity underwriting. The firm’s investment banking backlog decreased during the quarter, but was higher than at the end of 2004.

Trading and Principal Investments

Net revenues in Trading and Principal Investments were $5.06 billion, 88% higher than the third quarter of 2004 and 80% higher than the second quarter of 2005.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $2.63 billion, 41% higher than the third quarter of 2004. The business operated in a favorable environment as credit markets strengthened and customer-driven activity was strong. The increase in net revenues was driven by significantly higher net revenues in credit products as well as currencies. Net revenues were also higher in mortgages, while results in commodities and interest rate products were strong, but lower than the third quarter of 2004.

Net revenues in Equities were $1.59 billion, 75% higher than the third quarter of 2004, as the business operated in a favorable environment, characterized by strong customer-driven activity and generally higher equity prices. Net revenues were significantly higher in the firm’s principal strategies and customer franchise businesses. Results in principal strategies reflected strong performance across all regions and most sectors, while net revenues in the firm’s customer franchise businesses reflected improved results in shares, derivatives and convertibles.

Principal Investments recorded net revenues of $843 million, reflecting a $498 million gain (as compared with a loss of $245 million in the third quarter of 2004) related to the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. (SMFG) and $345 million in gains and overrides from other corporate and, to a lesser extent, real estate principal investments.

Asset Management and Securities Services

Net revenues in Asset Management and Securities Services were $1.21 billion, 28% higher than the third quarter of 2004 and 3% higher than the second quarter of 2005.

Asset Management net revenues were $731 million, 23% higher than the third quarter of 2004, reflecting higher management fees, driven by growth in assets under management, as well as higher incentive fees. During the quarter, assets under management increased 6%, reflecting net asset inflows of $18 billion in equity, alternative investment and fixed income assets as well as market appreciation of $12 billion, primarily in equity assets.

Securities Services net revenues were $477 million, 38% higher than the third quarter of 2004, as the firm’s prime brokerage business continued to generate strong results, primarily reflecting significantly higher global customer balances in securities lending and margin lending.

Expenses

Operating expenses were $4.88 billion, 51% higher than the third quarter of 2004 and 37% higher than the second quarter of 2005.

Compensation Expenses

Compensation and benefits expenses were $3.64 billion, 61% higher than the third quarter of 2004, commensurate with higher net revenues. The ratio of compensation and benefits to net revenues was 50.0% for the first nine months of 2005, consistent with the first nine months of 2004.(2) Employment levels increased 5% during the quarter and 6% compared with the end of 2004.

Non-Compensation Expenses

Non-compensation expenses were $1.24 billion, 28% higher than the third quarter of 2004. Other expenses increased primarily due to higher expenses from consolidated entities held for investment purposes and higher levels of business activity. Brokerage, clearing and exchange fees increased due to higher transaction volumes, particularly in FICC. Occupancy expenses were higher primarily due to $20 million of costs associated with the relocation of office space as well as increased expenses related to consolidated entities held for investment purposes. Professional fees increased primarily due to higher legal fees. Market development costs increased primarily due to higher levels of business activity. Excluding non-compensation expenses related to consolidated entities held for investment purposes (3), non-compensation expenses were 18% higher than the third quarter of 2004 and 3% higher than the second quarter of 2005.

Provision For Taxes

The effective income tax rate was 31.1% for the first nine months of 2005, up from 29.9% for the first six months of 2005. Excluding the impact of audit settlements in 2005, the effective income tax rate for the first nine months of 2005 would have been 32.9%, essentially unchanged from the first six months of 2005 and up from 31.8% for fiscal year 2004. The increase in the effective tax rate for the first nine months of 2005 compared with fiscal year 2004 was primarily due to lower tax credits and increased state and local taxes in 2005.

Capital

As of August 26, 2005, total capital was $128.21 billion, consisting of $26.61 billion in total shareholders’ equity (common equity of $25.86 billion and preferred equity of $750 million) and $101.60 billion in long-term debt.(4) Book value per common share was $55.39 based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 466.8 million at period end. Tangible book value per common share was $43.67.(1)

The firm repurchased 16.3 million shares of its common stock during the quarter at an average price of $106.76 per share. On September 16, 2005, the Board authorized the repurchase of an additional 60.0 million shares of common stock pursuant to the firm’s existing share repurchase program. The remaining share authorization under the firm’s existing common stock repurchase program, including the newly-authorized amount, is 63.2 million shares.

Dividends

The Board declared a dividend of $0.25 per common share to be paid on November 21, 2005 to common shareholders of record on October 24, 2005. The Board also declared a dividend of $288.14 per share of Series A Preferred Stock (represented by depositary shares, each representing a 1/1000th interest in a share of Series A Preferred Stock) to be paid on November 10, 2005 to preferred shareholders of record on October 26, 2005.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results, see “Business – Certain Factors That May Affect Our Business” in Part I, Item 1 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 26, 2004.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that the firm expects to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Business – Certain Factors That May Affect Our Business” in Part I, Item 1 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 26, 2004.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 26,	May 27,	Aug. 27,	May 27,	Aug. 27,
	2005	2005	2004	2005	2004

Investment Banking
Financial Advisory	$559	$386	$451	45%	24%

Equity underwriting	199	114	218	75	(9)
Debt underwriting	257	315	221	(18)	16

Total Underwriting	456	429	439	6	4

Total Investment Banking	1,015	815	890	25	14

Trading and Principal Investments
FICC	2,626	1,519	1,868	73	41

Equities trading	872	372	302	134	189
Equities commissions	721	733	608	(2)	19

Total Equities	1,593	1,105	910	44	75

SMFG	498	73	(245)	N.M.	N.M.
Other corporate and real estate gains and losses	205	107	163	92	26
Overrides	140	9	3	N.M.	N.M.

Total Principal Investments	843	189	(79)	N.M.	N.M.

Total Trading and Principal Investments	5,062	2,813	2,699	80	88

Asset Management and Securities Services
Asset Management	731	689	596	6	23
Securities Services	477	489	345	(2)	38

Total Asset Management and Securities Services	1,208	1,178	941	3	28

Total net revenues	$7,285	$4,806	$4,530	52	61

	Nine Months Ended		% Change From
	Aug. 26,	Aug. 27,	Aug. 27,
	2005	2004	2004

Investment Banking
Financial Advisory	$1,359	$1,323	3%

Equity underwriting	499	650	(23)
Debt underwriting	865	633	37

Total Underwriting	1,364	1,283	6

Total Investment Banking	2,723	2,606	4

Trading and Principal Investments
FICC	6,634	5,863	13

Equities trading	2,073	1,599	30
Equities commissions	2,175	2,049	6

Total Equities	4,248	3,648	16

SMFG	752	517	45
Other corporate and real estate gains and losses	460	330	39
Overrides	164	90	82

Total Principal Investments	1,376	937	47

Total Trading and Principal Investments	12,258	10,448	17

Asset Management and Securities Services
Asset Management	2,169	1,958	11
Securities Services	1,346	957	41

Total Asset Management and Securities Services	3,515	2,915	21

Total net revenues	$18,496	$15,969	16

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended				% Change From
	Aug. 26,	May 27,	Aug. 27,		May 27,	Aug. 27,
	2005	2005	2004		2005	2004

Revenues
Investment banking	$998	$796	$854		25%	17%
Trading and principal investments	4,842	2,562	2,424		89	100
Asset management and securities services	772	724	620		7	25
Interest income	5,721	4,867	2,905		18	97

Total revenues	12,333	8,949	6,803		38	81

Interest expense	4,940	4,022	2,156		23	129
Cost of power generation (5)	108	121	117		(11)	(8)

Revenues, net of interest expense and cost of power generation	7,285	4,806	4,530		52	61

Operating expenses
Compensation and benefits (2)	3,642	2,403	2,269		52	61

Brokerage, clearing and exchange fees	271	274	228		(1)	19
Market development	92	94	76		(2)	21
Communications and technology	124	123	111		1	12
Depreciation and amortization	125	128	117		(2)	7
Amortization of identifiable intangible assets	31	31	31		—	—
Occupancy	200	186	157		8	27
Professional fees	117	109	91		7	29
Other expenses	278	214	157		30	77

Total non-compensation expenses	1,238	1,159	968		7	28

Total operating expenses	4,880	3,562	3,237		37	51

Pre-tax earnings	2,405	1,244	1,293		93	86
Provision for taxes	788	379	414		108	90

Net earnings	1,617	865	879		87	84

Preferred stock dividend	9	—	—		N.M.	N.M.

Net earnings applicable to common shareholders	$1,608	$865	$879		86	83

Earnings per common share
Basic	$3.40	$1.78	$1.80		91	89
Diluted	3.25	1.71	1.74		90	87

Average common shares outstanding
Basic	473.3	485.4	489.2		(2)	(3)
Diluted	494.2	506.2	505.0		(2)	(2)

Selected Data
Employees at period end (6) (7)	22,032	20,888	20,347		5	8
Ratio of compensation and benefits to net revenues	50.0%	50.0%	50.0	% (2)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Nine Months Ended			% Change From
	Aug. 26,	Aug. 27,		Aug. 27,
	2005	2004		2004

Revenues
Investment banking	$2,667	$2,536		5%
Trading and principal investments	11,545	9,652		20
Asset management and securities services	2,270	2,036		11
Interest income	14,764	8,160		81

Total revenues	31,246	22,384		40

Interest expense	12,411	6,067		105
Cost of power generation (5)	339	348		(3)

Revenues, net of interest expense and cost of power generation	18,496	15,969		16

Operating expenses
Compensation and benefits (2)	9,248	8,035		15

Brokerage, clearing and exchange fees	797	713		12
Market development	268	214		25
Communications and technology	365	343		6
Depreciation and amortization	371	373		(1)
Amortization of identifiable intangible assets	93	94		(1)
Occupancy	534	483		11
Professional fees	322	237		36
Other expenses	704	515		37

Total non-compensation expenses	3,454	2,972		16

Total operating expenses	12,702	11,007		15

Pre-tax earnings	5,794	4,962		17
Provision for taxes	1,800	1,603		12

Net earnings	3,994	3,359		19

Preferred stock dividend	9	—		N.M.

Net earnings applicable to common shareholders	$3,985	$3,359		19

Earnings per common share
Basic	$8.23	$6.86		20
Diluted	7.89	6.56		20

Average common shares outstanding
Basic	484.3	489.7		(1)
Diluted	505.2	511.8		(1)

Selected Data
Ratio of compensation and benefits to net revenues	50.0%	50.0	% (2)

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 26,	May 27,	Aug. 27,	May 27,	Aug. 27,
	2005	2005	2004	2005	2004

Non-compensation expenses of consolidated investments (3)	$100	$49	$6	104%	N.M.	%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing and exchange fees	271	274	228	(1)	19
Market development	86	90	76	(4)	13
Communications and technology	122	123	111	(1)	10
Depreciation and amortization	114	124	117	(8)	(3)
Amortization of identifiable intangible assets	31	31	31	—	—
Occupancy	186	174	157	7	18
Professional fees	114	108	91	6	25
Other expenses	214	186	151	15	42

Subtotal	1,138	1,110	962	3	18

Total non-compensation expenses, as reported	$1,238	$1,159	$968	7	28

	Nine Months Ended		% Change From
	Aug. 26,	Aug. 27,	Aug. 27,
	2005	2004	2004

Non-compensation expenses of consolidated investments (3)	$164	$14	N.M. %

Non-compensation expenses excluding consolidated investments
Brokerage, clearing and exchange fees	797	713	12
Market development	258	214	21
Communications and technology	363	343	6
Depreciation and amortization	354	373	(5)
Amortization of identifiable intangible assets	93	94	(1)
Occupancy	508	483	5
Professional fees	318	237	34
Other expenses	599	501	20

Subtotal	3,290	2,958	11

Total non-compensation expenses, as reported	$3,454	$2,972	16

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)

Average Daily VaR (8)
$ in millions

	Three Months Ended
	Aug. 26,	May 27,	Aug. 27,
	2005	2005	2004

Risk Categories
Interest rates	$38	$33	$39
Equity prices	40	26	31
Currency rates	19	19	20
Commodity prices	25	24	23
Diversification effect (9)	(46)	(42)	(43)

Total	$76	$60	$70

Assets Under Management (10)
$ in billions
	As of			% Change From
	Aug. 31,	May 31,	Aug. 31,	May 31,	Aug. 31,
	2005	2005	2004	2005	2004

Money markets	$98	$98	$95	—%	3%
Fixed income and currency	161	153	130	5	24
Equity	150	135	113	11	33
Alternative investments	111	104	88	7	26

Total	$520	$490	$426	6	22

	Three Months Ended
	Aug. 31,	May 31,	Aug. 31,
	2005	2005	2004

Balance, beginning of period	$490	$482	$415

Net asset inflows / (outflows)
Money markets	—	(1)	3
Fixed income and currency	6	6	3
Equity	6	2	—
Alternative investments	6	3	4

Total net asset inflows / (outflows)	18	10	10

Net market appreciation / (depreciation)	12	(2)	1

Balance, end of period	$520	$490	$426

Principal Investments
$ in millions

	As of August 26, 2005
	Corporate	Real Estate	Total

Private	$1,506	$772	$2,278
Public	322	31	353

Subtotal	1,828	803	2,631
SMFG convertible preferred stock (11)	3,256	—	3,256

Total	$5,084	$803	$5,887

Footnotes

(1)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred shareholders’ equity less goodwill and identifiable intangible assets. Management believes that annualized return on average tangible common shareholders’ equity is a meaningful measure of performance because it excludes the portion of the firm’s common shareholders’ equity attributable to goodwill and identifiable intangible assets. As a result, this calculation measures corporate performance in a manner that treats underlying businesses consistently, whether they were acquired or developed internally. Annualized return on average tangible common shareholders’ equity is computed by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. The following table sets forth a reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

	Average for the		As of
	Nine Months Ended	Three Months Ended
	August 26, 2005	August 26, 2005	August 26, 2005
	(unaudited, $ in millions)

Total shareholders’ equity	$26,100	$26,405	$26,607
Deduct: Preferred shareholders’ equity	(375)	(750)	(750)

Common shareholders’ equity	25,725	25,655	25,857
Deduct: Goodwill and identifiable intangible assets	(5,483)	(5,552)	(5,472)

Tangible common shareholders’ equity	$20,242	$20,103	$20,385

(2)	Compensation and benefits includes the amortization of employee initial public offering and acquisition awards of $5 million for each of the three month periods ended August 26, 2005, May 27, 2005 and August 27, 2004, and $16 million and $51 million for the nine months ended August 2005 and August 2004, respectively. For the three months and nine months ended August 27, 2004, the ratio of compensation and benefits to net revenues, including the amortization of employee initial public offering and acquisition awards, was 50.1% and 50.3%, respectively.

(3)	Consolidated entities held for investment purposes includes entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities which are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets such as golf courses and hotels in Asia, but exclude investments in entities which primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses for the firm’s principal business activities.

(4)	Long-term debt includes nonrecourse debt of $13.97 billion, consisting of $5.11 billion issued by William Street Funding Corporation (a wholly owned subsidiary of The Goldman Sachs Group, Inc. formed to raise funding to support loan commitments made by another wholly owned William Street entity to investment-grade clients) and $8.86 billion issued by consolidated variable interest entities and other consolidated entities. Nonrecourse debt is debt that The Goldman Sachs Group, Inc. is not directly or indirectly obligated to repay through a guarantee, general partnership interest or contractual arrangement.

(5)	Cost of power generation includes all of the direct costs of the firm’s consolidated power plant operations (e.g., fuel, operations and maintenance) as well as the depreciation and amortization associated with the plants and related contractual assets. Power generation revenues are included in “Trading and principal investments.”

(6)	Excludes 1,377, 1,130 and 1,152 employees as of August 2005, May 2005 and August 2004, respectively, of Goldman Sachs’ consolidated property management and loan servicing subsidiaries. Compensation and benefits includes $45 million, $41 million and $35 million for the three months ended August 26, 2005, May 27, 2005 and August 27, 2004, respectively, attributable to these subsidiaries, the majority of which is reimbursed to Goldman Sachs by the investment funds for which these companies manage properties and perform loan servicing. Such reimbursements are recorded in net revenues.

(7)	Excludes 7,094, 6,626 and 298 employees as of August 2005, May 2005 and August 2004, respectively, of consolidated entities that are held for investment purposes only. Compensation and benefits includes $50 million, $17 million and $2 million for the three months ended August 26, 2005, May 27, 2005 and August 27, 2004, respectively, attributable to these consolidated entities.

(8)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no uniform industry methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures about Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 26, 2004.

(9)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(10)	Substantially all assets under management are valued as of calendar month end.

(11)	Excludes an economic hedge on the unrestricted shares of common stock underlying the investment. As of August 26, 2005, the fair value of this hedge was $1.08 billion. Includes the impact of foreign exchange revaluation on the investment, for which the firm also maintains an economic hedge.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

3.1	Amended and Restated By-Laws of the Registrant, dated September 16, 2005.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press release of the Registrant, dated September 20, 2005, containing financial information for its fiscal third quarter ended August 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: September 20, 2005	By:	/s/ David A. Viniar

		Name:	David A. Viniar
		Title:	Chief Financial Officer